Exhibit 10.22

 THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(1) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(1) HEREOF.

INFINITY ENERGY RESOURCES, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:1 AB	Number of Shares: 931,561

Date of Issuance: February 16, 2011

Infinity Energy Resources, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Amegy Bank, N.A., or the registered holder hereof or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant (if required by Section 2(0), at any time or times on or after the date hereof, but not after 11:59 P.M. New York Time on the Expiration Date (as defined herein) 931,561 (Nine Hundred Thirty One Thousand Five Hundred Sixty One) fully paid nonassessable shares of Common Stock (as defined in Section l(b) of the Company (the " WARRANT SHARES") at the Warrant Exercise Price (as defined in Section 1(b); provided, however, that in no event shall the Holder (as defined in Section 1 (b)); be entitled or required to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining. unexercised SPA Warrants (as defined in Section 1(a)) beneficially owned by the Holder and its affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including any other convertible notes or preferred stock) subject to a limitation on conversion. exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence. for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form l0-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any Holder, the Company shall promptly. but in no event later than one (1) Business Day (as defined in Section l(b) following the receipt of such request, confirm in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the SPA Warrants by such Holder and its affiliates, since the date as of which such number of outstanding shares of Common Stock was reported. For purposes of determining the maxim um number of shares of Common Stock that the Company may issue to the Holder upon exercise of this Warrant, such Holder's delivery of an Exercise Notice (as defined in Section 2(a) with respect to such exercise shall constitute a representation (on which the Company may rely without investigation) by the Holder that upon the issuance of the shares of Common Stock to be issued to such Holder, the shares of Common Stock beneficially owned by such Holder and its affiliates shall not exceed 4.99% of the total outstanding shares of Common Stock of the Company immediately after giving effect to such exercise as determined in accordance with this paragraph.

Section 1.

(a) Securities Purchase Agreement. This Warrant is one of the warrants issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of February 16, 2011 , among the Company and Amegy Bank, N.A. (as such agreement may be amended from time to time as provided in such agreement, the "SECURITIES PURCHASE AGREEMENT") or of any warrants issued in exchange or substitution therefor or replacement thereof (all such warrants being collectively referred to as the "SPA WARRANTS").

(b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) "2007 LOAN AGREEMENT" means that certain Loan Agreement dated January 9, 2007, as amended, restated, modified, supplemented, extended, replaced or renewed from time to time, and including that certain Forbearance Agreement dated August 31, 2007, Second Forbearance Agreement dated March 26, 2008, Third Forbearance Agreement dated October 16, 2008, Fourth Forbearance Agreement dated December 4, 2009 and Fifth Forbearance Agreement dated the date hereof, in each case, among Company, Infinity Oil and Gas of Texas. Inc., a Texas corporation, Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation, and Amegy Bank, N.A.

(ii) "APPROVED STOCK PLAN" means any employee benefit plan that has been approved by the board of directors and shareholders of the Company, pursuant to which the Company's securities may be issued to any consultant, employee, officer or director for services provided to the Company.

(iii) "ARTICLES OF INCORPORATION" means the Company's Articles of Incorporation, as amended from lime to time as permitted hereby.

(iv) "BUSINESS DA Y" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(v) "CAPITAL STOCK" means, as to the Company. its shares of Common Stock, preferred stock, and/or any other capital stock or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in the Company, whether voting or nonvoting, including, without limitation, options, warrants, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into anyone or more of the foregoing.

(vi) "COMMON STOCK" means (i) the Company's common stock, $0.0001 par value per share, and (ii) any Capital Stock into which such common stock shall have been changed or any Capital Stock resulting from a reclassification of such common stock.

(vii) "CONVERTIBLE SECURITY" means any evidence of indebtedness or Capital Stock (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(viii) "EXPIRATION DATE" means the date that is ten (10) years after the Warrant Date (as defined in Section 12) or, if such date does not fall on a Business Day, then the next Business Day.

(ix) "HOLDER" means each and every holder or beneficial owner of any portion of this Warrant or any of the Warrant Shares. Without in any way limiting the foregoing, the tem "Holder" shall include Amegy Bank, N.A. and its successors and/or assigns that at any time holds or otherwise owns any portion of this Warrant or the Warrant Shares. If at any time there shall exist more than one Holder, then, with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof, such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken. received or otherwise obtained by or from the Requisite Holders.

(x) "OPTIONS" means any rights, warrants or options 10 subscribe for or purchase Common Stock or Convertible Securities.

(xi) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(xii) "PRINCIPAL MARKET" means. with respect 10 the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.

(xiii) "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of February 16, 20 II, by and among the Company and Amegy Bank, N.A., as such agreement may be amended, restated, modified, supplemented. extended, replaced or renewed from time to time as provided in such agreement.

(xiv) "REQUISITE HOLDERS" means Holders that own or otherwise hold more than fifty percent (50%) of the Warrant Shares issued or issuable upon exercise of the Warrant.

(xv) "SECURITIES ACT' means the Securities Act of 1933, as amended.

(xvi) "TRADING DAY" means any day on which the Common Stock IS traded on the Principal Market.

(xvii) "WARRANT" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof pursuant 10 the terms of this Warrant.

(xviii) "WARRANT EXERCISE PRICE" shall be equal to, with respect to any Warrant Share $5.0 I, subject to adjustment and hereinafter provided.

(xix) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or any successor thereto, "BLOOMBERG") through its "Volume at Price" functions, or, if the foregoing docs not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the Pink OTC Markets Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of the Common Stock. then such dispute shall be resolved pursuant to Section 2(a) below. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11 :59 P.M. New York Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription form attached as Exhibit A hereto (the "EXERCISE NOTICE"), of such Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") by wire transfer of immediately available funds (or by check if the Company has not provided the Holder with wire transfer instructions for such payment), (8) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e» or (C) any combination of the foregoing, and (iii) if required by Section 2(0 or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss. theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered Holder, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a). the Company shall on the second (2nd) Business Day (the "WARRANT SHARE DELIVERY DATE") following the date of its receipt of the later of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and if required by Section 2(0 (or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the "folder), this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "EXERCISE DELIVERY DOCUMENTS"), (A) provided that the transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive shares through DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system and promptly execute and deliver to the Holder the Acknowledgment attached to the Exercise Notice or (8) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Upon the later of the date of delivery of (x) the Exercise Notice and (y) the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(c), the Holder shall be deemed for all purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the "DEEMED ISSUANCE DATE"), irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Weighted Average Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Weighted Average Price or arithmetic calculation of the number of Warrant Shares within one (I) Business Day of such disputed determination or arithmetic calculation being submitted to (he Holder, then the Company shall promptly submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Weighted Average Price to an independent, reputable investment banking firm agreed to by the Company and the Holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside public accountant. The Company shall direct the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days after the date it receives the disputed determinations or calculations. Such investment banking firm 's or accountant's determination or calculation, as the ease may be, shall be deemed conclusive absent demonstrable error. Notwithstanding the foregoing, the Holder may, upon written notice delivered to the Company concurrently with the surrender of this Warrant for exercise as provided herein, elect that the exercise of all or any portion of this Warrant be conditioned upon the consummation of any transaction or event, in which case (x) such exercise shall not be deemed to be effective unless and until the consummation of such transaction or event occurs and (y) such exercise may be revoked by the Holder at any time prior to the consummation of such transaction or event. If such transaction or event is not consummated or is so revoked, the Company shall promptly return the surrendered Warrant and the Aggregate Exercise Price paid, unless otherwise instructed by such Holder.

(b) If this Warrant is submitted for exercise, as may be required by Section 2<0, and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than four (4) Business Days after receipt of this Warrant (the "WARRANT DELIVERY DATE") and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a cashless exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).

(c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(d)           (i) The Company stipulates that the remedies at law available to the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant arc not and will not be adequate and that, to the fullest extent permitted by law, such terms may, without the necessity of showing economic loss and without any bond or other securing being required, be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. Subject to the last sentence of Section 6, if the Company shall fail to issue and deliver to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the Holder is entitled (taking into account the limitations on the exercise of this Warrant set forth in the first paragraph of this Warrant) or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled (taking into account the limitations on the exercise of this Warrant set forth in the first paragraph of this Warrant) upon the Holder's exercise of this Warrant, in either case, the issuance and delivery of which would violate existing securities law applicable to the Company, then the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such Holder, including any indemnification under Section 5 of the Securities Purchase Agreement, pay as additional damages in cash to such Holder on each day after such third (3rd) Business Day that such shares of Common Stock are not issued and delivered to the Holder, an amount equal to the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Warrant Share Delivery Date and (B) the Weighted Average Price of the Common Stock on the Warrant Share Delivery Date.

(ii) If the Company shall fail to issue and deliver to the Holder on the Warrant Delivery Date a new Warrant for the number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on the exercise of this Warrant set forth in the first paragraph of this Warrant) pursuant to Section 2(b), if any, then, at the election of the Holder made in the Holder's sale discretion, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such Holder, including any indemnification under Section .2. of the Securities Purchase Agreement, pay as additional damages in cash to such Holder on each day after such fourth (4th) Business Day that such Warrant is not delivered, an amount equal to 0.5% of the product of (i) the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date, and (ii) the Weighted Average Price of the Common Stock on the Warrant Delivery Date.

(iii) Notwithstanding the foregoing, in no event shall cash damages accrue pursuant to this Section 2(d) during the period, if any, in which any Warrant Shares are the subject of a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(a).

(iv) Alternatively, subject to the dispute resolution provisions of Section 2(a), at the election of the Holder made in the Holder's sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the immediately preceding clauses (i) and (ii) (but in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 5 thereof) , 110% of the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by such Holder of the shares of Common Stock to which the Holder is entitled but has not received upon an exercise, exceeds (B) the net proceeds received by the Holder from the sale of the shares of Common Stock to which the Holder is entitled but has not received upon such exercise.

(e) Notwithstanding anything contained herein to the contrary, the Holder may, at its election exercised in its sale discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

Net Number = (A x B) -(A x C)

B

For purposes of the foregoing formula :

A= the total number of shares with respect to which this Warrant is then being exercised;

B= the Weighted Average Price of the Common Stock on the trading day immediately preceding the date of the delivery of the Exercise Notice; and

C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(f) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof. Each Warrant shall bear the following legend:

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(1) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(1) HEREOF.

(g) Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder is entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make any such request, then such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

Section 3. (a) Representations and Warranties of the Company. The Company hereby represents and warrants that each of the representations and warranties of the Company and its subsidiaries set forth in the Transaction Documents (as defined in the Securities Purchase Agreement) are true and correct as of the date hereof, each such representation and warranty being hereby incorporated by reference herein, mutatis mutandi, for all purposes.

(b) Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(i) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(ii) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant shall be duly authorized and will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(iii) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, solely for issuance and delivery upon exercise of this Warrant, at least 110% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

(iv) The Company shall not close its books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant in accordance with the terms hereof.

(v) The Company shall assist and cooperate with the Holder in making any required governmental filings or obtaining any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(vi) If the Principal Market requires, the Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant on the Principal Market (subject to official notice of issuance upon exercise of this Warrant) and each other market or exchange on which the Common Stock is traded or listed and shall maintain, so long as any other shares of Common Stock shall be so traded or listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and if the Principal Market requires, the Company shall so list on the Principal Market and each other market or exchange on which the Common Stock is traded or listed and shall maintain such listing of, any other shares of Capital Stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on the Principal Market and each other market or exchange on which the Common Stock is traded or listed.

(vii) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action. avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against impairment. consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (A) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above $0.000 I per share. and (8) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(viii) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 4. Taxes. The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.           (a)           Fiduciary Duties of the Company. The Company acknowledges and agrees that, for so long as any of the Warrants are outstanding and regardless of whether the Holder hereof has exercised any portion of this Warrant, (i) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to the Holder as are owed to the other holders of Common Stock and (ii) the Holder will be entitled to all rights and remedies with respect to such duties or that are otherwise available to a shareholder of the Company under the Delaware General Corporation Law, as amended from time to time.

(b) Warrant Holder Not Deemed a Shareholder. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose (other than to the extent that the Holder is deemed to be a beneficial holder of shares under applicable securities laws after taking into account the limitation set forth in the first paragraph of this Warrant), nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Shares that such Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any obligation on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as imposing any liability on such Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

(c) No Effect on Lender Relationship. The Company acknowledges and agrees that, notwithstanding anything in this Warrant or the Loan Agreement to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Holder or any of its affiliates (i) in its or their capacity as a lender to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money, including, without limitation, the Loan Agreement, or (ii) in its or their capacity as a lender to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its affiliates' status as a Holder, (y) the interests of the Company or its subsidiaries or (z) any duty it may have to any other holders or any shareholders of the Company. except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by any Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Holder or any of its affiliates as a lender.

Section 6. Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minim um or other specific terms and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation 0 promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Each delivery of an Exercise Notice, other than in connection with a Cashless Exercise, shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6. unless contemporaneous with the delivery of such Exercise Notice, the Holder notifies the Company in writing that it is not making such representations (a "REPRESENTATION NOTICE").

Section 7. Ownership and Transfer.

(a)           The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and the rights granted hereunder shall be assignable by the Holder without the consent of the Company.

(c) The Company is Obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement, and the initial Holder (and assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

Section 8. Adjustment of Warrant Exercise Price and Number of Warrant Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. IF AND WHENEVER ON OR AFTER THE WARRANT DATE, THE COMPANY ISSUES OR SELLS, OR IS DEEMED TO HAVE ISSUED OR SOLD, ANY SHARES OF COMMON STOCK (INCLUDING THE ISSUANCE OR SALE OF SHARES OF COMMON STOCK OWNED OR HELD BY OR FOR THE ACCOUNT OF THE COMPANY, BUT EXCLUDING EXEMPTED ISSUANCES (AS DEFINED BELOW)), FOR A CONSIDERATION PER SHARE LESS THAN A PRICE EQUAL TO THE WARRANT EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ISSUANCE OR SALE (THE "APPLICABLE PRICE"), THEN IMM EDIATELY AFTER SUCH ISSUE OR SALE THE WARRANT EXERCISE PRICE THEN IN EFFECT SHALL BE REDUCED TO AN AMOUNT EQUAL TO SUCH CONSIDERATION PER SHARE. UPON EACH SUCH ADJUSTMENT OF THE WARRANT EXERCISE PRICE PURSUANT TO THE IMM EDIATELY PRECEDING SENTENCE, THE NUMBER OF SHARES OF COMMON STOCK ACQUIRABLE UPON EXERCISE OF THIS WARRANT SHALL BE ADJUSTED TO THE NUMBER OF SHARES DETERMINED BY MULTIPLYING THE WARRANT EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT BY THE NUMBER OF SHARES OF COMMON STOCK ACQUIRABLE UPON EXERCISE OF THIS WARRANT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT AND DIV IDING THE PRODUCT THEREOF BY THE WARRANT EXERCISE PRICE RESULTING FROM SUCH ADJUSTMENT. FOR PURPOSES OF THIS WARRANT, "EXEMPTED ISSUANCES" SHALL MEAN: (I) SHARES OF COMMON STOCK ISSUED OR DEEMED TO BE ISSUED BY THE COMPANY, PROVIDED THAT THE NUMBER OF SUCH SHARES ISSUED OR DEEMED TO BE ISSUED IN 201 1 DOES NOT EXCEED 10.0% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK AS OF DECEMBER 31, 2010 OR (II) SHARES OF COMMON STOCK ISSUED OR DEEMED TO BE ISSUED BY THE COMPANY UPON EXERCISE OF THE SPA WARRANTS.

(b)           Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a), the following shall be applicable to issuances other than Exempted Issuances:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to anyone share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Security upon the exercise of such Option or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Security.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of any such Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i) Calculation of Consideration Received. In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transact ion or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greater of $0.0 I and the specific aggregate consideration, if any, allocated to such Options (in either case, the "OPTION CONSIDERATION") and, for purposes of applying the provisions of this Section 8, the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per each such share of Common Stock and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the sum of (I) the Black-Scholes Value (as defined below) of such Options and (2) the Option Consideration. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties arc unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent demonstrable error, and the fees and expenses of such appraiser shall be borne by the Company.

(ii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii) Black-Scholes Value. The "BLACK-SCHOLES VALUE" of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the "option striking price" being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the "VALUATION DATE"), (ii) the "interest rate" being equal to the interest rate on one-year United States Treasury Bills issued most recently prior to the Valuation Date, (iii) the "time until option expiration" being the time from the Valuation Date until the expiration date of such Option, (iv) the "current stock price" being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the "volatility" being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg "HVT" screen), and (vi) the "dividend rate" being equal to zero. Within three (3) Business Days after the Company Valuation Date, each of the Company and the Holder shall deliver to the other a written calculation of its determination of the Black-Scholes value of the Options. If the Holder and the Company arc unable to agree upon the calculation of the Black-Scholes Value of the Options within five (5) Business Days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the Holder) within seven (7) Business Days of the Valuation Date. The Company shall direct such investment banking firm to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days after the Valuation Date. Such investment ban king firm's calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent demonstrable error. The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

(d) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d)) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, sp in off, reclassification, corporate rearrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

(i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced. effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and

(ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the Holder shall receive an additional warrant, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable for the amount of the assets that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f) Certain Events. If any event occurs as to which the provisions of this Section 8 are not strictly applicable but with respect to which the failure to make any adjustment would not fairly protect the Holder or fairly preserve and give effect (0 the anti-dilution rights represented by this Warrant in accordance with its essential intent and principles (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, in each such case, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Holder), that shall give their opinion upon the adjustment, if any, necessary to preserve, without dilution, the rights represented by this Warrant; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(g) Notices.

(i) Within one (I) Business Day of any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined in Section 9(b), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale. (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its Capital Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company' s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance satisfactory to the Requisite Holders) to deliver to each holder of SPA Warrants in exchange for each such SPA Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of such SPA Warrant (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of such SPA Warrant (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Requisite Holders) to ensure that each of the holders of the SPA Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's SPA Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

(c) In the event that an Acquiring Entity is not a publicly traded corporation whose common stock is listed on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange (a "Private Company Organic Change"), the Holder shall have the right (in addition to all other rights hereunder) to require the Company to redeem this Warrant for a cash payment equal to the Private Company Redemption Amount (as defined below). Such right may be exercised as to all or any portion of this Warrant and shall be exercised, if at all, by a notice (or notices) specifying the number of Warrant Shares as to which this Warrant is to be redeemed (each, a " Warrant Redemption Right Exercise Notice" and the date of delivery thereof, the "Warrant Redemption Right Exercise Notice Date"), which shall be irrevocable provided that the Company complies with its obligations hereunder and except as expressly provided in this Section 9, given to the Company at any time during the period (i) beginning on and including the earlier of (A) the date written notice of a Private Company Organic Change is delivered to the Holder, which written notice the Company shall deliver not less than twenty (20) Trading Days prior to such Private Company Organic Change (provided that the Company shall provide such notice contemporaneously with (but not earlier than) the first public disclosure of the information contained therein and simultaneously to the holders of all outstanding Warrants), and (8) the date that is twenty (20) Trading Days prior to the consummation of such Private Company Organic Change (the earlier of (A) and (8), the "Warrant Redemption Right Exercise Period Commencement Date"), and (ii) ending on and including the date that is three (3) Trading Days prior to the consummation of such Private Company Organic Change. Following the delivery by the Holder of a Warrant Redemption Right Exercise Notice, the Company and the Holder shall each promptly determine the applicable Private Company Redemption Value (as defined below) and notify in writing the other of the Private Company Redemption Value so determined. If the Holder and the Company are unable to agree on the calculation of the applicable Private Company Redemption Value, such dispute regarding the calculation of the applicable Private Company Redemption Value shall be resolved in accordance with the procedures set forth in Section 8(b)(iii) of this Warrant. The applicable "Private Company Redemption Value" shall be the Blacks holes Value of this Warrant as to one (I) Warrant Share, except that in calculating such Black-Scholes Value, (x) the Valuation Date shall be the applicable Warrant Redemption Right Exercise Notice Date, (y) the "option striking price" shall be the Warrant Exercise Price on such Valuation Date, and (z) the "current stock price" shall be the Weighted Average Price of the Common Stock on such Valuation Date. The Company shall pay the Private Company Redemption Amount to the Holder simultaneously with the consummation of the Private Company Organic Change. To the extent permitted by applicable law, the Company shall not enter into any binding agreement or other arrangement with respect to a Private Company Organic Change (other than a sale of all or substantially all of the Company's assets) unless the Company provides that the payments provided for in this Section 9 shall have priority to payments to stockholders in connection with such Private Company Organic Change and the Company complies with such provision. The applicable "Private Company Redemption Amount" shall be the product of (I) the result of (X) the Private Company Redemption Value, minus (Y) if all of the Conditions to Redemption Amount Reduction (as defined below) have been satisfied as of the date of consummation of (he Private Company Organic Change, the amount, if any, by which the Weighted Average Price of the Common Stock on the applicable Warrant Redemption Right Exercise Notice Date exceeds the Warrant Exercise Price on such Warrant Redemption Right Exercise Notice Date, or if one of more of the Conditions to Private Company Redemption Reduction have not been satisfied as of the date of consummation of the Private Company Organic Change, zero (0), multiplied by (II) the number of Warrant Shares as to which the Holder has demanded this Warrant be redeemed, as set forth in the applicable Warrant Redemption Right Exercise Notice (the date of delivery thereof by the Holder being referred to as the "Applicable Redemption Notice Date"), and has not revoked such demand as provided in this Section 9; provided, however, that such number shall not exceed the number of Warrant Shares for which this Warrant could be exercised on the applicable Warrant Redemption Right Exercise Period Commencement Date, minus

(a) the number of Warrant Shares as to which this Warrant has been exercised since the Warrant Redemption Right Exercise Period Commencement Date and (b) the number of Warrant Shares as to which the Holder has demanded this Warrant be redeemed, as set forth in any Redemption Right Exercise Notices delivered on dates prior to the Applicable Redemption Notice Date, and has not revoked such demand as provided in this Section 9. Notwithstanding anything to the contrary contained in this Section 9, a Warrant Redemption Exercise Notice shall be deemed revoked in full, and shall be of no further force and effect, on an applicable Termination Date (as defined below).

(d) For purposes of this Section 9, "Conditions to Redemption Amount Reduction" means the following conditions: (i) during the period beginning on the Warrant Date and ending on and including the date of consummation of the Private Company Organic Change (the applicable "Transaction Consummation Date"), the Company shall have delivered Warrant Shares upon exercise of the Warrants on a timely basis as set forth in Section 2(a); (ii) on each day during the period (the "Redemption Amount Reduction Condition Period") beginning on and including the Warrant Redemption Right Exercise Period Commencement Date relating to such Transaction Consummation Date and ending on and including such Transaction Consummation Date, the Common Stock is listed on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange and the Common Stock has not been suspended from trading on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange; (iii) on each day during the Redemption Amount Reduction Condition Period, a Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available for the sale of all of the Registrable Securities issuable upon exercise of the Warrants, in accordance with the Registration Rights Agreement, and there shall not have been any Grace Period (as defined in the Registration Rights Agreement) applicable to such Registration Statement; and (iv) the Company shall have obtained all requisite approvals of its stockholders for the issuance of all of the Warrant Shares issuable upon exercise of the Warrants.

(e) If at any time during a period (a "Compensated Exercise Period") beginning on a Warrant Redemption Right Exercise Period Commencement Date and ending on the earlier of (i) the Trading Day immediately preceding the applicable Transaction Consummation Date and (ii) the termination or abandonment of the Private Company Organic Change as to which such Warrant Redemption Right Exercise Period Commencement Date relates and the public disclosure thereof, which public disclosure the Company shall make no later than the first Business Day following such termination or abandonment (a date of such public disclosure, a "Termination Date"), the Holder exercises this Warrant as to any Warrant Shares (any such exercise being referred to as a "Compensated Exercise"), and if the Holder has delivered a Warrant Redemption Right Exercise Notice on or after such Warrant Redemption Right Exercise Period Commencement Date and prior to the date of such exercise (the "Exercise Date"), the Holder shall designate in the applicable Exercise Notice whether such exercise revokes such Warrant Redemption Right Exercise Notice as to the Warrant Shares subject to such exercise. With respect to any Compensated Exercise, but without limiting or otherwise affecting the Company's obligations under Section 2 with respect thereto, the Company shall pay to the Holder an amount equal to the product (a "Warrant Exercise Additional Compensation Amount") of(I) the result of (A) the Black~Scholes Value of this Warrant as to one (I) Warrant Share, except that in calculating such Black-Scholes Value, (x) the Valuation Date shall be the applicable Exercise Date, (y) the "option striking price" shall be the Warrant Exercise Price on such Valuation Date, and (z) the "current stock price" shall be the Weighted Average Price of the Common Stock on such Valuation Date (with any dispute regarding the calculation of such Black-Scholes Value being resolved in accordance with the procedures set forth in Section 8(b) (iii), minus (B) the amount, if any, by which the Weighted Average Price of the Common Stock on the applicable Exercise Date exceeds the Warrant Exercise Price on such Exercise Date. The Company shall pay the Warrant Exercise Additional Compensation Amount to the Holder no later than the earliest to occur of (I) a Transaction Consummation Date, (2) a Termination Date, and (3) the thirtieth (30th) day after such Exercise Date.

(f) Upon any Warrant Redemption Right Exercise Period Commencement Date relating to a Private Company Organic Change, the Warrant Exercise Price then in effect shall be reduced, effective as of such Warrant Exercise Period Commencement Date, to the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such Warrant Redemption Right Exercise Period Commencement Date; provided that, in the case of a Warrant Redemption Right Exercise Period Commencement Date relating to a Private Company Organic Change that is not a sale of all or substantially all of the assets of the Company, the Warrant Exercise Price then in effect shall instead be reduced to a price equal to the value, as determined jointly by the Company and [he Holder, of the consideration to be received per share of Common Stock by stockholders of the Company in such Private Company Organic Change if such value is less than such Weighted Average Price. In no event shall the Warrant Exercise Price be increased pursuant to this Section 9(F).

Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking by the Holder (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (1) upon receipt, when de livered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (I) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Infinity Energy Resources, Inc.

Attention: Stanton E. Ross

11900 College Blvd., Suite 204

Overland Park, KS 66210

Telephone: (913) 948-0512

Facsimile: (913) 938-4458

If to a Holder, to it at the address and facsimile number set forth in the Securities Purchase Agreement, with copies to such Holder's representatives as set forth therein, or, in the case of the Holder or any other Person named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (8) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.           Date. The date of this Warrant is February 16, 201 1 (the "WARRANT DATE"). This Warrant, in all events, shall be wholly void and of no effect after II :59 P.M., New York Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.           Amendment and Waiver. Except as otherwise provided herein, the provisions of the SPA Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Requisite Holders; provided that no such action may increase the Warrant Exercise Price of any SPA Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any SPA Warrant without the written consent of the holder of such SPA Warrant.

Section 14.           Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 15.           Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, (a) the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic and legal effect of which comes as close as possible to the intent of the illegal, invalid or unenforceable provisions.

Section 16.           Rules of Construction. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) each accounting terms not otherwise defined in this Warrant has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word "including" in this Warrant shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the 16th day of February, 2011.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross

Title:	President and Chief Executive Officer

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

INFINITY ENERGY RESOURCES, INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock ("WARRANT SHARES") of Infinity Energy Resources, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1           Form of Warrant Exercise Price. The holder intends that payment of the Warrant Exercise Price shall be made as:

_____________	a "CASH EXERCISE" with respect to __________________ Warrant Shares; and/or

_____________	a "CASHLESS EXERCISE" with respect to _______ Warrant Shares (to the extent permitted by the terms of the Warrant).

2           Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3           Delivery of Warrant Shares. The Company shall deliver ________ Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:____________________________________________________________________

Facsimile Number:_____________________________________________________

DTC Participant Number and Name (if electronic book entry transfer):____________

Account Number (if electronic book entry transfer):___________________________

Date: ________________

Name of Registered Holder

By:_________________________

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock to the Registered Holder in accordance with the Transfer Agent Instructions dated _______________, 20__ from the Company and acknowledged and agreed to by [TRANSFER AGENT] (a copy of which is attached hereto).

INFINITY ENERGY RESOURCES, INC.

By:
Name:
Title: